UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices) (Zip Code)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On March 29, 2019, the administrative agent for a shared national credit (“SNC”) in which the Company is one of several lenders issued a notice of default and reservation of rights to the borrower, citing numerous defaults, including the failure to pay principal and interest payments when due in March 2019. Effective April 4, 2019, a forbearance agreement was entered into in which the lenders will forbear from demanding payment in full of the obligations and from exercising their other rights and remedies available under the credit agreement and under applicable law for a period of time up to April 30, 2019.

As a result of the defaults that occurred at the end of March, the Company downgraded its participation interest in this SNC from “substandard” to “doubtful”, and this SNC was subsequently placed on nonaccrual status. Additionally, the Company has determined that a specific reserve of approximately $3.5 million will be allocated to this SNC and will be included in the provision for loan and lease losses during the first quarter of 2019. Further details on the Company’s SNC portfolio, overall credit quality and an overall update on business results will take place as a part of the planned earnings release on April 24, 2019, as well as during the planned earnings conference call on April 25, 2019.

The Company will host a live webcast on Thursday, April 25, 2019, at 8:00 a.m. CT to review its financial results, business outlook for the firm and other matters. The first quarter 2019 earnings release will be available on the Investor Relations page of Franklin Synergy Bank’s website at www.FranklinSynergyBank.com.

To access the call for audio only, please call 1-844-378-6480. For the presentation materials and streaming audio, please access the webcast on the Investor Relations page of Franklin Synergy Bank’s website at www.FranklinSynergyBank.com. For those unable to participate in the webcast, it will be archived for one calendar year following the presentation.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2019

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Christopher J. Black
Christopher J. Black Executive Vice President and Chief Financial Officer

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